Exhibit 99.1


                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

                     Transaction Systems Architects Reports
                             Second Quarter Results

Highlights -
  o Revenue of $76.5 million and earnings per diluted share of $.21
  o Operating income of $14.1 million; operating margin of 18.4 percent
  o Twelve-month revenue backlog of $233.1 million
  o Cash balance of $137.2 million
  o Eighteen new customers signed during the quarter
  o Fiscal 2004 revenue guidance revised from a range of $271 to $287 million to a range of $282 to $292 million
  o Fiscal 2004 EPS guidance revised from a range of $.65 to $.77 to a range of $.74 to $.83


(OMAHA, Neb.--April 27, 2004)-- Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce software, achieved strong results for the second quarter of fiscal 2004 ending March 31, 2004, with revenues of $76.5 million, an increase of 10.5 percent over the same quarter last year. Net income increased 96.0 percent to $8.0 million, or $.21 per diluted share, compared to $4.1 million, or $.11 per diluted share, for the second quarter of fiscal 2003.

For the second quarter of fiscal 2004, revenues were comprised of software license fees of $42.4 million, maintenance fees of $22.3 million and services fees of $11.8 million. The Company's recurring revenue was $46.8 million, or 61 percent of revenue, and non-recurring revenue was $29.7 million, or 39 percent of revenue. Recurring revenue consisted of monthly license fees of $22.2 million, maintenance fees of $22.3 million and facilities management fees of $2.3 million.

Operating income was $14.1 million, with an operating margin of 18.4 percent, compared to operating income of $11.3 million in the second quarter of 2003, an increase of 24.7 percent.

For the six months ended March 31, 2004, revenue totaled $150.5 million, compared to $131.7 million for the same six-month period in fiscal 2003, an increase of 14.3 percent. Operating income was $29.6 million for the first six months of the current year as compared to $18.8 million for the same period last year, an increase of 57.7 percent. Net income was $18.0 million, compared to $7.1 million, an increase of 155.0 percent over the first half of fiscal 2003.

During the quarter, the Company added eighteen new customers and brought its worldwide presence to 76 countries. ACI Worldwide, the Company's largest business unit, added fourteen new customers during the quarter. Solutions licensed to these customers included BASE24(R), ACI Payments Manager(TM), NET24-XPNET(TM), ACI Smart Chip Manager(TM) and ACI Proactive Risk Manager(TM). ACI Worldwide also licensed capacity upgrades to 17 customers and licensed 12 new applications to existing customers during the quarter, including a BASE24-es(TM) solution on the HP UX platform.

Insession Technologies, the Company's e-infrastructure business unit, added four new customers and licensed four new applications to existing customers during the quarter. Solutions licensed include GoldenGate(TM), AutoDBA(TM), Automated Operator(TM) and WorkPoint(R).

IntraNet, the Company's international payments and message processing solutions provider, licensed four new applications and entered into nineteen services contracts with existing customers during the quarter.

The Company completed the second quarter of fiscal 2004 with $233.1 million in backlog. Included in backlog are all software license fees, maintenance fees and services specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within the next twelve months. Recurring backlog includes all monthly license fees, maintenance fees and facilities management fees and amounted to $170.8 million. Non-recurring backlog includes other software license fees and services and amounted to $62.3 million.

"We are pleased with our financial results as market demand for the Company's products has improved through the first half of fiscal 2004," said Gregory D. Derkacht, President and CEO. "With the increased market demand across our geographic channels, we were able to deliver a ten and a half percent increase in second quarter revenues and a ninety-six percent increase in net income as compared with the second quarter results for fiscal 2003."

The Company has revised its revenue estimate for fiscal 2004 from a range of $271 to $287 million to a range of $282 to $292 million. The Company has also revised its EPS estimate from a range of $.65 to $.77 to a range of $.74 to $.83.

The Company will provide further details regarding its financial performance for the second quarter of fiscal 2004 in its scheduled teleconference to be held Tuesday, April 27, 2004 at 4:00 pm CDT. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors. The web cast will be archived for 10 days after the teleconference at the same web address listed above.


About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,715 product systems in 76 countries on six continents.


Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," "the Company is well positioned" and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include the Company's recurring and non-recurring backlog, and each of the Company's revenue estimate and EPS estimate for fiscal 2004. The Company's actual results could differ materially from the results discussed in its forward-looking statements. The Company operates in a rapidly changing technological and economic environment that presents numerous risks. Many of these risks are beyond the Company's control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks:

o The Company's backlog estimate is based on management's assessment of the customer contracts that exist as of the date the estimate is made. A number of factors could result in actual revenues being less than the amounts reflected in backlog. The Company's customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in their industries or geographic locations, or the Company may experience delays in the development or delivery of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring backlog will actually generate the specified revenues or that the actual revenues will be generated within a twelve-month period.

o The Company is currently in the process of evaluating the claims made in various lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results. The Company intends to defend these lawsuits vigorously, but cannot predict their outcomes and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose any of these lawsuits or if they were not settled on favorable terms, the judgment or settlement could have a material adverse effect on its financial condition, results of operations and cash flows.

         The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the claims were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and liabilities relating to these lawsuits, the Company's financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify and advance expenses to its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim.

         Additional related suits against the Company may be commenced in the future. The Company will fully analyze such suits and intends to vigorously defend against them. There is a risk that the above-described litigation, as well as any additional suits, could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business, financial condition and results of operations.

o New accounting standards, revised interpretations or guidance regarding existing standards, or changes in the Company's business practices could result in future changes to the Company's revenue recognition or other accounting policies. These changes could have a material adverse effect on the Company's business, financial condition and results of operations.

o The Company is subject to income taxes, as well as non-income based taxes, in the United States and in various foreign jurisdictions. Significant judgment is required in determining the Company's worldwide provision for income taxes and other tax liabilities.

         The Company's positions in its amended income tax returns filed for its 1999 through 2002 tax years are the subject of an ongoing tax examination by the Internal Revenue Service ("IRS"). This examination may result in the IRS issuing proposed assessments. The Company believes that its tax positions comply with applicable tax law and it intends to defend its positions through the IRS appeals process. However, if the IRS positions on certain issues are upheld after all the Company's administrative and legal options are exhausted, a material impact on the Company's financial condition and results of operations could result.

         The Company's foreign subsidiaries could face challenges from various foreign tax authorities and it is not certain that the local authorities will accept the Company's tax positions. The Company believes its tax positions comply with applicable tax law and it intends to defend its positions. Although the Company believes it has adequately provided for any probable outcome related to these matters and does not anticipate any material earnings impact from their ultimate settlement or resolution, differing positions on certain issues could be upheld by foreign tax authorities, which could adversely affect the Company's financial condition and results of operations.

o        No assurance can be given that operating results will not vary.
         Fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the software industry. The Company's stock price may also become volatile, in part, due to the various lawsuits filed against the Company relating to its restatement of prior financial results.

o The Company has historically derived a majority of its total revenues from international operations and anticipates continuing to do so, and is thereby subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

o Historically, a majority of the Company's total revenues resulted from licensing its BASE24 product line and providing related services and maintenance. Any reduction in demand for, or increase in competition with respect to, the BASE24 product line could have a material adverse effect on the Company's financial condition and results of operations.

o The Company has historically derived a substantial portion of its revenues from licensing of software products that operate on HP NonStop servers. Prior to its merger with HP, Compaq Computer Corporation announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor, which is expected to be completed by 2005. Any reduction in demand for the HP NonStop servers or in HP's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations. The Company has not determined whether consolidation of the high-end servers will materially affect the Company's business, financial condition or results of operations.

o The Company's BASE24-es product is a significant new product for the Company. If the Company is unable to generate adequate sales of BASE24-es, if market acceptance of BASE24-es is delayed, or if the Company is unable to successfully deploy BASE24-es in production environments, the Company's business, financial condition and results of operations could be materially adversely affected.

o The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of the Company's products and services.

o The Company may acquire new products and services or enhance existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies. Any acquisition or investment may be subject to a number of risks, including diversion of management time and resources, disruption of the Company's ongoing business, difficulties in integrating acquisitions, dilution to existing stockholders if the Company's common stock is issued in consideration for an acquisition or investment, the incurring or assuming of indebtedness or other liabilities in connection with an acquisition, and lack of familiarity with new markets, product lines and competition. The failure to manage acquisitions or investments, or successfully integrate acquisitions, could have a material adverse effect on the Company's business, financial condition and results of operations.

o To protect its proprietary rights, the Company relies on a combination of contractual provisions, including customer licenses that restrict use of the Company's products, confidentiality agreements and procedures, and trade secret and copyright laws. Despite such efforts, the Company may not be able to adequately protect its proprietary rights, and the Company's competitors may independently develop similar technology, duplicate products or design around any rights the Company believes to be proprietary.
         This may be particularly true in countries other than the United States because some foreign laws do not protect proprietary rights to the same extent as certain laws of the United States. Any failure or inability of the Company to protect its proprietary rights could materially adversely affect the Company.

o There has been a substantial amount of litigation in the software industry regarding intellectual property rights. The Company anticipates that software product developers and providers of electronic commerce solutions could increasingly be subject to infringement claims, and third parties may claim that the Company's present and future products infringe their intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product delivery delays or require the Company to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could adversely affect the Company's business. A successful claim by a third party of intellectual property infringement by the Company could compel the Company to enter into costly royalty or license agreements, or require the Company to pay significant damages or even require the Company to stop selling certain products.

o The Company's software products are complex. They may contain undetected errors or failures when first introduced or as new versions are released. This may result in loss of, or delay in, market acceptance of the Company's products and a corresponding loss of sales or revenues. Customers depend upon the Company's products for mission-critical applications. Software product errors or failures could subject the Company to product liability, as well as performance and warranty claims, which could materially adversely affect the Company's business, financial condition and results of operations.


                           FINANCIAL HIGHLIGHTS FOLLOW


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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                      March 31,    September 30,
                                                        2004           2003
                                                    ------------   -------------
                                                     (Unaudited)
                                     ASSETS

Current assets:
  Cash and cash equivalents                          $ 137,218       $ 113,986
  Marketable securities                                      -           1,296
  Billed receivables, net                               51,928          42,225
  Accrued receivables                                   13,476           9,592
  Recoverable income taxes                              11,202          11,985
  Deferred income taxes, net                             5,667          10,316
  Other                                                  5,923           5,104
                                                     ---------       ---------
    Total current assets                               225,414         194,504

Property and equipment, net                              8,425           9,405
Software, net                                            1,547           2,319
Goodwill, net                                           46,689          46,425
Deferred income taxes, net                               9,497           9,638
Other                                                    1,126           1,609
                                                     ---------       ---------
    Total assets                                     $ 292,698       $ 263,900
                                                     =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of debt - financing agreements     $  10,577       $  15,493
  Accounts payable                                       5,782           6,965
  Accrued employee compensation                         10,648           9,822
  Accrued liabilities                                   11,421           9,714
  Deferred revenue                                      83,017          70,798
  Other                                                    292             628
                                                     ---------       ---------
    Total current liabilities                          121,737         113,420

Debt - financing agreements                              4,627           9,444
Deferred revenue                                        14,243          17,689
Other                                                      753             473
                                                     ---------       ---------
    Total liabilities                                  141,360         141,026
                                                     ---------       ---------
Stockholders' equity:
  Class A Common Stock                                     193             188
  Treasury stock, at cost                              (35,258)        (35,258)
  Additional paid-in capital                           247,748         235,767
  Accumulated deficit                                  (51,585)        (69,602)
  Accumulated other comprehensive loss, net             (9,760)         (8,221)
                                                     ---------       ---------
    Total stockholders' equity                         151,338         122,874
                                                     ---------       ---------
    Total liabilities and stockholders' equity       $ 292,698       $ 263,900
                                                     =========       =========

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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited and in thousands, except per share amounts)

                                                        Three Months Ended                 Six Months Ended
                                                             March 31,                         March 31,
                                                     -------------------------         -------------------------
                                                        2004            2003              2004            2003
                                                     ---------       ---------         ---------       ---------
Revenues:
  Software license fees                              $  42,380       $  38,167         $  83,613       $  69,497
  Maintenance fees                                      22,370          19,461            43,683          38,065
  Services                                              11,777          11,622            23,248          24,177
                                                     ---------       ---------         ---------       ---------
    Total revenues                                      76,527          69,250           150,544         131,739
                                                     ---------       ---------         ---------       ---------
Expenses:
  Cost of software license fees                          6,189           6,289            12,828          12,228
  Cost of maintenance and services                      14,739          15,693            29,718          30,501
  Research and development                               9,572           8,357            19,005          16,307
  Selling and marketing                                 16,127          13,529            29,917          27,265
  General and administrative                            15,834          14,104            29,502          26,687
                                                     ---------       ---------         ---------       ---------
    Total expenses                                      62,461          57,972           120,970         112,988
                                                     ---------       ---------         ---------       ---------
Operating income                                        14,066          11,278            29,574          18,751
                                                     ---------       ---------         ---------       ---------
Other income (expense):
  Interest income                                          349             285               872             595
  Interest expense                                        (381)           (787)             (912)         (1,743)
  Other, net                                              (131)             79             2,074          (1,060)
                                                     ---------       ---------         ---------       ---------
    Total other income (expense)                          (163)           (423)            2,034          (2,208)
                                                     ---------       ---------         ---------       ---------
Income before income taxes                              13,903          10,855            31,608          16,543
Income tax provision                                    (5,927)         (6,785)          (13,591)         (9,478)
                                                     ---------       ---------         ---------       ---------
Net income                                           $   7,976       $   4,070         $  18,017       $   7,065
                                                     =========       =========         =========       =========

Earnings per share information:

  Weighted average shares outstanding:

    Basic                                               36,846          35,486            36,613          35,462
                                                     =========       =========         =========       =========
    Diluted                                             38,027          35,573            37,835          35,562
                                                     =========       =========         =========       =========
  Earnings per share:

    Basic                                            $    0.22       $    0.11         $    0.49       $    0.20
                                                     =========       =========         =========       =========
    Diluted                                          $    0.21       $    0.11         $    0.48       $    0.20
                                                     =========       =========         =========       =========

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